UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2023

DOCGO INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39618	85-2515483
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

35 West 35th Street, Floor 6, New York, New York	10001
(Address of principal executive offices)	(Zip Code)

(844) 443-6246

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	DCGO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On September 1, 2023, Mr. Andre Oberholzer, Treasurer and Executive Vice President of Capital Markets and Strategy of DocGo Inc. (the “Company”), indicated to the Board of Directors of the Company (the “Board”) his desire to spend more time on personal matters. In connection with the foregoing, the Board (i) approved Mr. Oberholzer’s transition from his role as the Company’s Treasurer and Executive Vice President of Capital Markets and Strategy to his new role as Executive Vice President of Strategy, effective immediately, and (ii) appointed Mr. Norman Rosenberg as the Company’s Treasurer, in addition to his role as the Company’s Chief Financial Officer, effective immediately. In his new role, Mr. Oberholzer will report to the Chief Executive Officer. In addition, in light of these changes to his role and his responsibilities within the Company, the Board determined that Mr. Oberholzer is no longer an “officer” for purposes of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor an “executive officer” under Rule 3b-7 of the Exchange Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOCGO INC.

By:	/s/ Ely D. Tendler
Name: Ely D. Tendler
Title: General Counsel and Secretary

Date: September 1, 2023